EXHIBIT 99.1

                            GRANT PARK FUTURES FUND

                   GRANT PARK WEEKLY PERFORMANCE STATISTICS *
                                    12/02/05

                        WEEKLY ROR             MTD ROR            YTD ROR
CLASS A UNITS             2.73%                 2.60%               0.41%
CLASS B UNITS             2.71%                 2.60%              -0.45%

* Subject to independent verification

             WEEKLY COMMENTARY FOR THE WEEK ENDED DECEMBER 2, 2005

The Grant Park Futures Fund posted trading gains during the past week. Positions in the metals, stock indices, currencies and agricultural/soft commodities recorded the majority of profits. Losses came mainly from positions in the energy sector.

Long positions in the metals sector reported gains as the price of gold settled above $500 per ounce. February gold on the COMEX settled the week at $507.00, up $10.70 for the week. Analysts suggested that the higher prices were the result of investor concerns over recent better-than-expected economic news, as they look for a "safe haven" investment to guard against inflation. Silver was 41.8 cents higher at $8.6470 per ounce. Continued Chinese demand for raw materials led to gains from long positions in the base metals. March copper settled the week at $1.9810 per pound, 12 cents higher than last week's close. Aluminum and zinc prices were higher in London, benefiting long positions.

Long positions in the stock indices were profitable. The biggest gains came from longs in the Tokyo Nikkei, which surged to five-year highs on a rally from the technology sector. Commentators said that an expectation that U.S. tech firm Intel would raise its profit and revenue forecasts for the upcoming quarter had a positive effect on Japanese shares, pushing prices for microchip manufacturers to higher levels. Gains also came from longs in the Hong Kong Hang Seng and NASDAQ-100. Long positions in the German DAX and Paris CAC were also profitable.

The Japanese yen reached a 32-month low against the U.S. dollar, leading to gains from short positions in the Asian currency. Analysts suggested that the interest rate environment in the two countries continues to drive the value of the prospective currencies and that the possibility of higher short-term rates in the U.S. has kept the dollar at a premium against the yen. Low levels of sustained growth have made it unnecessary for the Bank of Japan to tighten monetary policy, making the currency there unattractive to investors. Gains also came from longs in the Canadian dollar, which appreciated against the greenback on expectation that the Canadian central bank would raise short-term rates by 25 basis points sometime in the near future. Additional gains came from longs in the Mexican peso, which closed the week stronger versus the dollar.

Long positions in the sugar market contributed to profits in the agricultural/soft commodity sector. The March contract settled the week at 12.26 cents per pound, 0.71 cents better than last week's close. Analysts credited the rally to heavy, technical-based buying on behalf of commodity funds and institutional investors.


              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                        IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY


[LOGO]                                          555 West Jackson Blvd, Suite 600
Dearborn Capital Management, LLC                              Chicago, IL  60661
                                                (312) 756-4450  o (800) 217-7955
                                                            o FAX (312) 756-4452
                                             Performance Hotline: (866) 516-1574
                                                website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com

Lastly, short positions in the energy complex reported losses as demand for heating oil and natural gas spiked as a blast of frigid weather settled over the Midwestern and Northeastern portions of the U.S. January natural gas was $1.881 higher at $13.931 per Btu while heating oil closed at $1.7720 per gallon, 2.32 cents higher than last week's close. Crude oil was 61 cents higher for the week while unleaded gasoline was 8.35 cents better, resulting in losses to short positions in both markets.



































              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                        IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY


[LOGO]                                          555 West Jackson Blvd, Suite 600
Dearborn Capital Management, LLC                              Chicago, IL  60661
                                                (312) 756-4450  o (800) 217-7955
                                                            o FAX (312) 756-4452
                                             Performance Hotline: (866) 516-1574
                                                website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com